Exhibit 99

Universal Electronics Reports Financial Results for the Second Quarter 2024

SCOTTSDALE, AZ – August 8, 2024 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three and six months ended June 30, 2024.

“Our innovative wireless control solutions and patented technologies continue to capture design wins from major global household brands across all areas of the business,” said UEI Chairman and CEO Paul Arling. “Second quarter 2024 net sales were within guidance, even though some quarter-end orders were pushed out and shipped in early third quarter. Our pipeline of new product developments, recent design wins and new project engagements are laying the foundation for a strong future. We continue to fortify our business by fostering new and existing customer relationships, expanding our intellectual property portfolio and managing our expenses. We have nearly completed our two-year plan to optimize our global manufacturing footprint, which has yielded significantly higher margins. For the second quarter 2024, our gross margin percentage increased 580 basis points over the prior year quarter. As a result of these efforts, we expect to be profitable for the second half of 2024 and to deliver consistent sales and earnings growth into 2025, 2026 and beyond.”
Financial Results for the Three Months Ended June 30: 2024 Compared to 2023
•GAAP net sales were $90.5 million, compared to $107.4 million; Adjusted Non-GAAP net sales were $90.5 million, compared to $107.4 million.
•GAAP gross margins were 28.7%, compared to 22.9%; Adjusted Non-GAAP gross margins were 28.7%, compared to 22.9%.
•GAAP operating loss was $4.5 million, compared to $9.1 million; Adjusted Non-GAAP operating loss was $1.1 million, compared to $4.5 million.
•GAAP net loss was $8.2 million, or $0.63 per share, compared to $10.4 million, or $0.81 per share; Adjusted Non-GAAP net loss was $1.2 million, or $0.09 per share, compared to $3.1 million, or $0.24 per share.
•GAAP gross margin, operating loss and net loss for the three months ended June 30, 2024 include $1.4 million, equivalent to 160 basis points of gross margin or $0.09 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended June 30, 2023 include $2.7 million, equivalent to 250 basis points of gross margin or $0.18 per share (net of tax), of excess manufacturing costs.
•At June 30, 2024, cash and cash equivalents were $23.1 million. During the second quarter of 2024, the company repurchased approximately 27,000 shares in the open market for $0.3 million.
Financial Results for the Six Months Ended June 30: 2024 Compared to 2023
•GAAP net sales were $182.4 million, compared to $215.8 million; Adjusted Non-GAAP net sales were $182.4 million, compared to $215.8 million.
•GAAP gross margins were 28.5%, compared to 22.9%; Adjusted Non-GAAP gross margins were 28.5%, compared to 22.9%.
•GAAP operating loss was $11.4 million, compared to $68.7 million, including a $49.1 million non-cash charge for goodwill impairment; Adjusted Non-GAAP operating loss was $4.6 million, compared to $11.0 million.
•GAAP net loss was $16.8 million, or $1.30 per share, compared to $71.8 million including the aforementioned non-cash charge, or $5.61 per share; Adjusted Non-GAAP net loss was $4.6 million, or $0.36 per share, compared to $8.8 million, or $0.69 per share.
•GAAP gross margin, operating loss and net loss for the six months ended June 30, 2024 include $2.6 million, equivalent to 140 basis points of gross margin or $0.17 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the six months ended June 30, 2023 include $5.5 million, equivalent to 250 basis points of gross margin or $0.35 per share (net of tax), of excess manufacturing costs.

Financial Outlook
For the third quarter of 2024, the company expects GAAP net sales to range from $98.0 million to $108.0 million, compared to $107.1 million in the third quarter of 2023. GAAP loss per share for the third quarter of 2024 is expected to range from $0.33 to $0.23, compared to GAAP loss per share of $1.50 in the third quarter of 2023.

For the third quarter of 2024, the company expects Adjusted Non-GAAP net sales to range from $98.0 million to $108.0 million, compared to $107.1 million in the third quarter of 2023. Adjusted Non-GAAP earnings per diluted share is expected to range from $0.01 to $0.11 per share, compared to Adjusted Non-GAAP earnings per diluted share of $0.06 in the third quarter of 2023. The third quarter 2024 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.34 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, litigation costs, factory restructuring costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 8, 2024 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2024 earnings results, review recent activity and answer questions. To attend the call please register at https://edge.media-server.com/mmc/p/9am3dm57 to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, factory restructuring costs, goodwill impairment and severance. Adjusted Non-GAAP net income (loss) is defined as net income (loss) excluding the aforementioned items, foreign currency gains and losses, and the related tax effects of all adjustments. Adjusted Non-GAAP earnings (loss) per diluted share is calculated using Adjusted Non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
The company will no longer exclude excess manufacturing overhead costs resulting from the continued transition of its global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations from its Adjusted Non-GAAP figures. This impacts Adjusted Non-GAAP gross profit, gross margin, operating income (loss), income (loss) before provision (benefit) from income taxes and net income (loss) in the quarterly results for 2023 and 2024. There is no impact to GAAP results. A reconciliation of these measures is posted on the website in the Q2 2024 Quarterly Results section.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast, Vivint Smart Home, Samsung, LG, Sony and Daikin to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Contacts
UEI: Bryan Hackworth, CFO, UEI, 480-530-3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415-433-3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2023 and the periodic reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative wireless control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the climate control and connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks in the time frame and to the extent expected by management; our ability to maintain our market share in the traditional subscription broadcast market as expected by management; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology against Roku; the continued fluctuation in our market capitalization; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 8, 2024, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$23,128	$42,751
Accounts receivable, net	98,800	112,596
Contract assets	3,274	4,240
Inventories	87,491	88,273
Prepaid expenses and other current assets	11,130	7,325
Income tax receivable	2,309	3,666
Total current assets	226,132	258,851
Property, plant and equipment, net	39,259	44,619
Intangible assets, net	25,200	25,349
Operating lease right-of-use assets	15,922	18,693
Deferred income taxes	6,086	6,787
Other assets	1,404	1,573
Total assets	$314,003	$355,872
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,518	$57,033
Line of credit	41,000	55,000
Accrued compensation	18,870	20,305
Accrued sales discounts, rebates and royalties	4,103	5,796
Accrued income taxes	1,462	1,833
Other accrued liabilities	20,022	21,181
Total current liabilities	140,975	161,148
Long-term liabilities:
Operating lease obligations	10,386	12,560
Deferred income taxes	1,718	1,992
Income tax payable	434	435
Other long-term liabilities	719	817
Total liabilities	154,232	176,952
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,627,084 and 25,346,383 shares issued on June 30, 2024 and December 31, 2023, respectively	256	253
Paid-in capital	340,962	336,938
Treasury stock, at cost, 12,654,970 and 12,459,845 shares on June 30, 2024 and December 31, 2023, respectively	(371,814)	(369,973)
Accumulated other comprehensive income (loss)	(25,251)	(20,758)
Retained earnings	215,618	232,460
Total stockholders’ equity	159,771	178,920
Total liabilities and stockholders’ equity	$314,003	$355,872

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$90,452	$107,391	$182,352	$215,768
Cost of sales	64,500	82,774	130,412	166,458
Gross profit	25,952	24,617	51,940	49,310
Research and development expenses	7,520	8,484	15,341	16,844
Selling, general and administrative expenses	21,330	25,265	45,341	52,047
Factory restructuring charges	1,555	—	2,619	—
Goodwill impairment	—	—	—	49,075
Operating income (loss)	(4,453)	(9,132)	(11,361)	(68,656)
Interest income (expense), net	(843)	(1,097)	(1,765)	(2,072)
Other income (expense), net	(89)	(702)	(169)	(916)
Income (loss) before provision for (benefit from) income taxes	(5,385)	(10,931)	(13,295)	(71,644)
Provision for (benefit from) income taxes	2,808	(520)	3,547	130
Net income (loss)	$(8,193)	$(10,411)	$(16,842)	$(71,774)

Earnings (loss) per share:
Basic	$(0.63)	$(0.81)	$(1.30)	$(5.61)
Diluted	$(0.63)	$(0.81)	$(1.30)	$(5.61)
Shares used in computing earnings (loss) per share:
Basic	12,917	12,860	12,909	12,804
Diluted	12,917	12,860	12,909	12,804

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(16,842)	$(71,774)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	9,143	11,707
Provision for credit losses	—	3
Deferred income taxes	112	142
Shares issued for employee benefit plan	663	725
Employee and director stock-based compensation	3,364	4,698
Impairment of goodwill	—	49,075
Impairment of long-lived assets	148	49
Changes in operating assets and liabilities:
Accounts receivable and contract assets	13,095	10,586
Inventories	(914)	33,195
Prepaid expenses and other assets	(1,621)	2,615
Accounts payable and accrued liabilities	(5,478)	(26,542)
Accrued income taxes	1,005	(1,224)
Net cash provided by (used for) operating activities	2,675	13,255
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(2,696)	(5,807)
Acquisitions of intangible assets	(2,308)	(3,295)
Net cash provided by (used for) investing activities	(5,004)	(9,102)
Cash flows from financing activities:
Borrowings under line of credit	35,000	25,000
Repayments on line of credit	(49,000)	(38,000)
Treasury stock purchased	(1,841)	(855)
Net cash provided by (used for) financing activities	(15,841)	(13,855)
Effect of foreign currency exchange rates on cash and cash equivalents	(1,453)	(1,215)
Net increase (decrease) in cash and cash equivalents	(19,623)	(10,917)
Cash and cash equivalents at beginning of period	42,751	66,740
Cash and cash equivalents at end of period	$23,128	$55,823

Supplemental cash flow information:
Income taxes paid	$2,175	$3,956
Interest paid	$2,545	$3,843

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales:
Net sales - GAAP	$90,452	$107,391	$182,352	$215,768
Adjusted Non-GAAP net sales	$90,452	$107,391	$182,352	$215,768

Cost of sales:
Cost of sales - GAAP (1)	$64,500	$82,774	$130,412	$166,458
Stock-based compensation expense	(20)	(26)	(47)	(62)
Adjusted Non-GAAP cost of sales	64,480	82,748	130,365	166,396
Adjusted Non-GAAP gross profit	$25,972	$24,643	$51,987	$49,372

Gross margin:
Gross margin - GAAP (1)	28.7%	22.9%	28.5%	22.9%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted Non-GAAP gross margin	28.7%	22.9%	28.5%	22.9%

Operating expenses:
Operating expenses - GAAP	$30,405	$33,749	$63,301	$117,966
Stock-based compensation expense	(1,441)	(2,132)	(3,318)	(4,636)
Amortization of acquired intangible assets	(219)	(284)	(467)	(570)
Litigation costs (2)	(71)	(270)	(357)	(1,428)
Factory restructuring charges (3)	(1,555)	—	(2,618)	—
Goodwill impairment (4)	—	—	—	(49,075)
Severance (5)	—	(1,886)	—	(1,886)
Adjusted Non-GAAP operating expenses	$27,119	$29,177	$56,541	$60,371

Operating income (loss):
Operating income (loss) - GAAP (1)	$(4,453)	$(9,132)	$(11,361)	$(68,656)
Stock-based compensation expense	1,461	2,158	3,365	4,698
Amortization of acquired intangible assets	219	284	467	570
Litigation costs (2)	71	270	357	1,428
Factory restructuring costs (3)	1,555	—	2,618	—
Goodwill impairment (4)	—	—	—	49,075
Severance (5)	—	1,886	—	1,886
Adjusted Non-GAAP operating income (loss)	$(1,147)	$(4,534)	$(4,554)	$(10,999)

Adjusted pro forma operating income (loss) as a percentage of net sales	(1.3)%	(4.2)%	(2.5)%	(5.1)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss):
Net income (loss) - GAAP (1)	$(8,193)	$(10,411)	$(16,842)	$(71,774)
Stock-based compensation expense	1,461	2,158	3,365	4,698
Amortization of acquired intangible assets	219	284	467	570
Litigation costs (2)	71	270	357	1,428
Factory restructuring costs (3)	1,555	—	2,618	—
Goodwill impairment (4)	—	—	—	49,075
Severance (5)	—	1,886	—	1,886
Foreign currency (gain)/loss	354	744	458	1,176
Income tax provision on adjustments	3,341	2,016	4,967	4,102
Adjusted Non-GAAP net income (loss)	$(1,192)	$(3,053)	$(4,610)	$(8,839)

Diluted shares used in computing earnings (loss) per share:
GAAP	12,917	12,860	12,909	12,804
Adjusted Non-GAAP	12,917	12,860	12,909	12,804

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP (1)	$(0.63)	$(0.81)	$(1.30)	$(5.61)
Total adjustments	$0.54	$0.57	$0.95	$4.92
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.09)	$(0.24)	$(0.36)	$(0.69)

(1)GAAP gross margin, operating loss and net loss for the three months ended June 30, 2024 include $1.4 million, equivalent to 160 basis points of gross margin or $0.09 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended June 30, 2023 include $2.7 million, equivalent to 250 basis points of gross margin or $0.18 per share (net of tax), of excess manufacturing costs.
GAAP gross margin, operating loss and net loss for the six months ended June 30, 2024 include $2.6 million, equivalent to 140 basis points of gross margin or $0.17 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the six months ended June 30, 2023 include $5.5 million, equivalent to 250 basis points of gross margin or $0.35 per share (net of tax), of excess manufacturing costs.
(2)The three and six months ended June 30, 2024 and 2023, include expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board. In addition, the three and six months ended June 30, 2023 include $0.2 million and $1.2 million, respectively, of expenses associated with non-recurring legal matters involving internal investigations at our manufacturing plants.
(3)The three and six months ended June 30, 2024 include severance and other exit costs associated with the closure of our southwestern China factory and the downsizing of our Mexico factory.
(4)The six months ended June 30, 2023 includes a goodwill impairment charge of $49.1 million as a result of our market capitalization being significantly less than the carrying value of our equity.
(5)The three and six months ended June 30, 2023 include severance costs associated with a reduction in headcount at our corporate offices.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2024		2023
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$98,000	$108,000	$107,095
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$98,000	$108,000	$107,095

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.33)	$(0.23)	$(1.50)
Total adjustments (2)	$0.34	$0.34	$1.56
Adjusted Non-GAAP diluted earnings (loss) per share	$0.01	$0.11	$0.06
(1)The three months ended September 30, 2024 and 2023 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended September 30, 2024 and 2023 include adjustments for stock-based compensation expense, amortization of acquired intangibles, costs associated with certain litigation efforts, factory restructuring costs, foreign currency gains and losses and the related tax impact of these adjustments. The three months ended September 30, 2023 also includes adjustments for impairment, severance and a valuation allowance on certain deferred tax assets.